CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 6 to Registration Statement 811-21963 on Form N-2 of our report dated June 1, 2009, relating to the financial statements of Rochdale Core Alternative Strategies Master Fund LLC.

O'CONNOR DAVIES MUNNS & DOBBINS, LLP

New York, New York
September 2, 2009